Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Class A Common Stock of HashiCorp, Inc.

Dated: November 13, 2024

GGV Capital V L.P.
GGV CAPITAL V ENTREPRENEURS FUND L.P.
BY: GGV Capital V L.L.C.
ITS: General Partner

By:	/s/ Terence Jen
Terence Jen
Attorney-in-fact

GGV Capital V L.L.C.

By:	/s/ Terence Jen
Terence Jen
Attorney-in-fact

GGV CAPITAL SELECT L.P.
BY: GGV Capital SELECT L.L.C.
ITS: General Partner

By:	/s/ Terence Jen
Terence Jen
Attorney-in-Fact

GGV Capital SELECT L.L.C.

By:	/s/ Terence Jen
Terence Jen
Attorney-in-Fact

GGV VII INVESTMENTS L.L.C.
BY: GGV Capital Vii L.L.C.
ITS: MANAGER

By:	/s/ Terence Jen
Terence Jen
Attorney-in-fact

GGV VII PLUS INVESTMENTS L.L.C.
BY: GGV Capital Vii PLUS L.L.C.
ITS: MANAGER

By:	/s/ Terence Jen
Terence Jen
Attorney-in-fact

GGV Capital LLC

By:	/s/ Terence Jen
Terence Jen
Attorney-in-fact

/s/ Jixun Foo
Jixun Foo

/s/ Glenn Solomon
Glenn Solomon

/s/ Jenny Hong Wei Lee
Jenny Hong Wei Lee

/s/ Jeffrey Gordon Richards
Jeffrey Gordon Richards

/s/ Hans Tung
Hans Tung